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                                                                  Exhibit 10(e)

                             Karl Steiner Holding AG
                               Hagenholzstrasse 60
                           CH-8050 Zurich, Switzerland

                                                         December 29, 1998

The Turner Coporation
375 Hudson Street
New York, New York  10014 U.S.A.

Dear Sirs:

            In consideration of $1,572,576 paid by the Turner Corporation ("Turner") to Karl Steiner Holding AG ("Steiner"), Steiner hereby waives its rights under the provisions of Section 5 of the Agreement Regarding Security Holder's Rights, Obligations and Options dated July 20, 1992 between turner and Steiner, including its rights to receive notice of each issuance or sale by turner of any shares of its Common Stock or certain other securities and its rights to purchase additional shares of Common Stock necessary to enable Steiner to maintain the same percentage of the outstanding Common Stock that it owned before Turner issued or sold such additional shares of Common Stock or other securities, insofar as such provisions relate to shares of Common Stock or other securities issued or sold by Turner during the period from July 20, 1992 through December 28, 1998. The foregoing waiver relates only to the provisions of
Section 5 of such Agreement and only the period referred to, and all other provisions of such Agreement that are presently in force and effect shall remain in force and effect in accordance with the terms thereof.


                                                Very truly yours,

                                                Karl Steiner Holding AG


                                                By: /s/ Heinrich Baumann-Steiner
                                                    ----------------------------
                                                    Heinrich Baumann-Steiner

Agreed to:

The Turner Corporation


By:/s/ Donald G. Sleeman
   ---------------------
   Donald G. Sleeman
   Senior Vice President and Chief Financial Officer